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                                  EXHIBIT 7(f)

                            AGREEMENT OF JOINT FILING

      The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Securities Exchange Act of 1934 an amendment to a report on
Schedule 13D, containing the information required by Schedule 13D, for shares of the common stock of The Fashion House Holdings, Inc., beneficially owned by Westrec Capital Partners, LLC and Michael M. Sachs and such other holdings as may be reported therein.

Dated: December 22, 2006

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                                           Westrec Capital Partners, LLC

                                           By: /s/ Michael M. Sachs
                                               ---------------------------------
                                               Michael M. Sachs, Sole Member

                                           Michael M. Sachs

                                           /s/ Michael M. Sachs
                                           -------------------------------------


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